UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 14, 2010 (December 09, 2010)

CRIMSON EXPLORATION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices)

(713) 236-7400
(Registrant’s telephone number, including area code)

_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On December 9, 2010, Crimson Exploration Inc. issued a press release announcing its successful Mid-Bossier well, providing a drilling update and announcing a 58% increase in proved reserves.  A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to Item 8.01 in this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated December 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date: December 14, 2010	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated December 9, 2010

EXHIBIT 99.1

Crimson Exploration Inc. Announces Successful Mid-Bossier Well, Drilling Update and a 58% Increase in Proved Reserves
Houston, TX – (BUSINESS WIRE) – December 9, 2010 - Crimson Exploration Inc. (NasdaqGM: CXPO) today announced the completion of the Gobi #1 H well (70% WI) in the Bruin Prospect area in San Augustine, County, TX.  The well was completed in the Mid-Bossier formation at a total measured depth of approximately 18,000 feet, including a 4,400 foot lateral and 14 frac stages. It is producing at a restricted gross rate of 11.7 million cubic feet of natural gas per day on a 16/64 choke, with flowing tubing pressure of approximately 9,400psi. This well is Crimson’s second operated well and third overall in the Bruin Prospect.  We continue to employ the strategy of restricting initial flow rates, and maintaining higher pressures, to maximize Estimated Ultimate Recovery (“EUR”).  We have gradually increased rate on the Gobi while maintaining pressure at greater than 9,000 psi for the last 16 days, a strategy also used on our first operated well, the Grizzly #1 (55% WI), which commenced production at a similar rate and pressure as the Gobi.  The Grizzly well has been on production for approximately 120 days, is currently producing at a rate of 7.3 Mmcfpd with flowing tubing pressure of 6,524 psi on a 15/64 choke and has a cumulative production of just over 1 Bcf.

Mr. Allan D. Keel, Crimson’s President and CEO, commented “The results of the Gobi and Grizzly wells to date provide a strong indication of the consistency in the productivity of the Mid-Bossier Shale and demonstrate that restricted flow rates should maximize well performance and enhance EURs in this resource play.”

In our Fairway Farms Prospect Area in San Augustine County,  completion operations in the Mid-Bossier have commenced on the Halbert Trust #1 (29% WI), operated by Eagle Oil & Gas. The Halbert includes a 4,200 foot lateral with 14 frac stages.  Initial production is expected to commence in late December.

In our Tiger Prospect Area in Sabine County, TX, the Bengal #1 (37.5% WI) has reached total measured depth of 18,100 feet, including a 4,400 foot lateral in the Mid-Bossier shale.  Crimson anticipates completion operations to commence in January with initial production to immediately follow.  This is Crimson’s first operated well in the Tiger Prospect Area.  The drilling rig has since been moved to the Blue #1 (71% WI), located in the Bruin Prospect area, and is expected to reach total measured depth in February 2011.

In Bee County, TX, the Windham #1H (20% WI), targeting the Eagle Ford Shale, commenced completion operations on a 6,200 foot lateral with 20 frac stages.  The Born #1H (20% WI), also targeting the Eagle Ford Shale, has reached a total measured depth of 17,580 feet, including a 4,200 foot lateral, and is awaiting completion operations currently scheduled to begin in late December or early January.

Proved Reserves Update

The following table summarizes Crimson’s total proved reserves as of September 30, 2010:

	Net Reserves			Present Worth
	Oil	NGL	Gas	Discounted
Category	(Barrels)	(Barrels)	(MCF)	at 10% ($)
Developed	1,439,085	2,008,619	63,372,340	197,636,200
Undeveloped	714,167	1,023,423	59,822,043	50,507,100
Total Proved	2,153,252	3,032,042	123,194,383	248,143,300

Proved reserves at September 30, 2010, as estimated by Netherland, Sewell, and Associates, Inc., our independent reservoir engineering firm, in accordance with new reserve reporting guidelines mandated by the Securities & Exchange Commission (“SEC”), were 154.3 Bcfe, with a PV-10 value of approximately $248.1 million.  Commodity prices used in calculating the present value of our reserves were the 12-month unweighted arithmetic average of the first-day-of-the-month price for the period October 2009 through September 2010.  For oil and NGL volumes, the average West Texas Intermediate posted price of $73.85 per barrel is adjusted by field for quality, transportation fees, and regional price differentials.  For gas volumes, the average Henry Hub spot price of $4.41 per MMBTU is adjusted by field for energy content, transportation fees and regional price differentials.  All prices are held constant throughout the lives of the properties.  At September 30, 2010, proved reserves were 80% natural gas and 54% proved developed. The current proved reserve level of 154.3 Bcfe represents an increase of 56.8 Bcfe over December 31, 2009 SEC proved reserves of 97.5 Bcfe, or an approximate 58% increase.

Mr. Keel stated, “We are very pleased with the increase in proved reserves and anticipate this trend to continue into 2011 as we further develop our property base in the Haynesville / Mid-Bossier Shales, the Eagle Ford Shale, and the Niobrara formations, as well as opportunities in our conventional assets in Liberty and Madison Counties, TX.”

Crimson Exploration is a Houston, TX-based independent energy company engaged in the acquisition, development, exploitation and production of crude oil and natural gas, primarily in the onshore Gulf Coast regions of the United States.  The Company owns and operates conventional properties in Texas, Louisiana, Colorado and Mississippi, approximately 12,000 net acres in the highly prospective Haynesville Shale, Mid-Bossier, and James Lime plays in San Augustine and Sabine counties in East Texas, approximately 9,300 net acres in the prospective Eagle Ford play in South Texas and approximately 11,000 net acres in the Denver Julesburg Basin of Colorado.

Additional information on Crimson Exploration Inc. is available on the Company's website at http://crimsonexploration.com.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”).  Such statements include those concerning Crimson’s strategic plans, expectations and objectives for future operations.  All statements included in this press release that address activities, events or developments that Crimson expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements are based on certain assumptions Crimson made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crimson’s control. Statements regarding future production, revenue and cash flow are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas.  These risks include, but are not limited to, commodity price changes, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes and the potential lack of capital resources.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.  Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2009, for a further discussion of these risks.

Contact:  Crimson Exploration Inc., Houston, TX
   E. Joseph Grady, 713-236-7400

Source:    Crimson Exploration Inc.